Exhibit 99.1
For Immediate Release
Local.com Reports Fourth Quarter and Fiscal 2009 Financial Results
Record Fourth Quarter Revenue of $16.4 million, Adjusted Net Income of $2.0 million and Adjusted EPS of $0.13
IRVINE, CA, February 1, 2010 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today reported its financial results for the fourth quarter 2009 and the full year ended December 31, 2009 and provided the company’s 2010 outlook.
“2009 was a year of evolution for Local.com. Despite a challenging economic environment we achieved year-over-year revenue growth of 47%, and record revenue and Adjusted Net Income for each of the past three quarters and for fiscal 2009,” said Heath Clarke, chairman and CEO. “The company aligned its operations into three business units in order to better serve our three distinct customer types — consumers, network partners and advertisers. In addition, we added key members to our leadership team in order to increase our expertise and execution within each business unit. As we look toward 2010, we believe we have the right team in place to maximize growth across the company, and to leverage the many assets and relationships we have built within the local search industry over the past five years.”
Fourth Quarter Results Highlights:
• Revenue — Fourth quarter 2009 revenue of $16.4 million represents a sequential increase of 8% over the third quarter 2009 revenue of $15.1 million.
• Adjusted Net Loss — Fourth quarter 2009 Adjusted Net Income was $2.0 million or $0.13 per diluted share, which represents a sequential increase of 49% over third quarter 2009 Adjusted Net Income of $1.3 million or $0.09 per diluted share.
• GAAP Net Income (Loss) — Fourth quarter 2009 net loss was $0.5 million or ($0.03) per share, compared to the third quarter 2009 net loss of $1.4 million or ($0.10) per share. The net loss in Q4 and Q3 2009 includes the recognition of a non-cash charge associated with the revaluation of warrants of $0.6 million or $0.04 per share and $1.2 million or $0.08 per share respectively.
Full Year 2009 Results Highlights:
• Revenue — Revenue was $56.3 million for the year ended December 31, 2009, which represents a 47% increase over $38.3 million in 2008.
• Adjusted Net Income (Loss) —Adjusted Net Income was $3.0 million or $0.21 per diluted share for the year ended December 31, 2009. This compares to an Adjusted Net Loss of $4.7 million or ($0.33) per share for the year ended December 31, 2008.
Adjusted Net Income (Loss) is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges, gain/loss on warrant revaluation and non-recurring items.

An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures is included below and a reconciliation between GAAP and non-GAAP measures, where appropriate, is included in the financial tables attached to this release.
• GAAP Net Loss — Net loss for the full year 2009 was $6.3 million or ($0.44) per share, an improvement over the 2008 net loss of $8.6 million or ($0.60) per share. The net loss for the full year 2009 includes the recognition of a non-cash charge relating to the revaluation of warrants of approximately $3.0 million or ($0.21) per share.
• Cash — On December 31, 2009, the company’s cash balance was $10.1 million. For the full year ended December 31, 2009 the company generated $3.4 in cash from operations, including $2.8 million in Q4 2009.
• Debt — The company drew down $3.0 million of its $10.0 million credit facility to fund the December 30, 2009 acquisition of small business customers.
• Taxes — The company has $46 million in Net Operating Loss carry-forwards and approximately $21 million in deferred tax assets, which are fully reserved against and limited by section 382 of the IRC. The $0.2 million provision for income tax in Q4 2009 is the result of California state legislation postponing the use of corporate net operation loss carry-forwards.
“Although the fourth quarter is seasonally our weakest quarter, we were able to deliver revenue growth, manage costs and boost Adjusted Net Income to $2.0 million, which exceeded our expectations,” said Brenda Agius, chief financial officer. “In fact, of the $3.4 million generated in full year cash flow from operations, $2.8 million was generated during the fourth quarter alone. During the first half of 2010, we will be investing in our people, technology infrastructure and products in order to position the company for continued growth through 2010.”
Fourth Quarter Operating and Recent Highlights:
• Ranked Third Fastest-Growing Local Online Advertising Company — In November 2009, the company announced that local online search research company Borrell Associates named Local.com one of the top three fastest-growing local online advertising companies in North America.
• Created Three Business Units — In November 2009, the company announced that it had aligned itself into three business units — ‘Owned & Operated’ (“O&O”), ‘Network’ and ‘Sales & Advertiser Services’ (“SAS”). The company also announced the appointment of Rick Szatkowski as general manager of both the Network and Sales & Advertiser Services business units.
Our O&O Business Unit represents the largest part of our business, our Local.com site. The Network Business Unit is the fastest-growing part of our business and includes our private label local syndication network business, as well as our local distribution network business. Finally, the SAS Business Unit includes all of our direct sales to small businesses and our relationships with our advertising partners.
Owned & Operated:
• Revenue — In Q4 2009 58% of the company’s total revenue related to the O&O business unit, down from Q3 2009 O&O revenue of 66% and down from Q4 2008 O&O revenue of 79%.
• Traffic — In Q4 2009 O&O traffic was 45 million monthly unique visitors (MUVs), up 4% from 44 million MUVs for the Q3 2009, and up 59% from 29 million MUVs for Q4 2008.

• Organic Traffic — O&O organic traffic was 5.1 million MUVs in Q4 2009, up 11% from Q3 2009 MUVs of 4.6.million and up 68% from Q4 2008 MUVs of 2.7 million. Organic traffic is defined as all non-SEM sourced traffic.
• Monetization of Traffic — Revenue per thousand visitors (RKVs) for Q4 2009 was $257, down 5% from Q3 2009 RKVs of $270, and down 7% from Q4 2008 RKVs of $275.
Network:
• Revenue — In Q4 2009 31% of the company’s total revenue related to the Network business unit, up from Q3 2009 Network revenue of 21% and up from Q4 2008 Network revenue of 16%.
• Traffic — In Q4 2009 Network traffic was 19 million MUVs, down 16% from 23 million MUVs for Q3 2009, and up 17% from 16 million MUVs for Q4 2008.
• Local Syndication Network (“LSN”) Sites — The company ended Q4 2009 with 754 sites from 72 partners.
• Local Distribution Network (“LDN”) — The company ended the quarter with over a dozen distribution partners for its LDN XML syndication product, which was launched during the third quarter 2009.
Sales & Advertiser Services:
• Revenue — In Q4 2009 11% of the company’s total revenue related to the SAS business unit, down from Q3 2009 SAS revenue of 13% and up from Q4 2008 SAS revenue of 5%.
• Acquired 19,501 Subscription Customers — In January 2010, the company announced that on December 30, 2009 it acquired up to approximately 22,000 web hosting subscribers. After giving effect to certain purchase price/subscriber adjustments, the number has been finalized at 19,501 subscribers. In connection with the transaction, the company also secured an option to purchase up to approximately 10,000 additional web hosting subscribers during the first quarter of 2010.
• Record Small Business Subscribers — The company ended 2009 with a record number of over 40,000 small business subscribers.
First Quarter 2010 Financial Guidance:
Revenue — The company expects first quarter 2010 revenue of $17.2 million to $17.5 million.
Adjusted Net Income — Adjusted Net Income for Q1 2010 is expected to be $2.0 million to $2.2 million or between $0.13 to $0.14 per diluted share.
The Adjusted Net Income per share assumes a diluted weighted average share count of 15.5 million, taking into account the dilutive effect of stock options and warrants.
Projected Q1 2010 Adjusted Net Income Factors:
•	Interest Expense Q1 2010 = $50,000

•	State Tax Provision Expense Q1 2010 = $0 – $50,000

•	Depreciation Expense Q1 2010 = $325,000

•	Amortization Expense Q1 2010 = $1.0 million

•	Stock Compensation Expense Q1 2010 = $725,000

•	Warrant Revaluation Expense and Other Non-Recurring items Q1 2010 = Undeterminable *

*   The valuation of the anti-dilutive warrants is based in large part on the underlying price and volatility of our common stock during the quarter. Since we cannot predict this, we, in turn, cannot project the non-cash charge/benefit in connection with these warrants, and therefore cannot reasonably project our GAAP net income. As a result, we do not plan to provide GAAP guidance going forward, but will, of course, report GAAP results.
Fiscal 2010 Financial Guidance:
For fiscal 2010, the company expects revenues to be approximately $75 million, which represents 33% growth over 2009.
Non-Cash Expense Reclassification Under ASC 815
During the company’s year-end review, management determined that warrants issued by the company in connection with a financing during 2007 contained an anti-dilution feature that resulted in the warrants being reclassified as a derivative consistent with ASC 815. As a result of the reclassification, the company’s reported net income (loss) has been revised lower and the company has restated its Quarterly Reports on Form 10-Q for the periods ended March 31, 2009, June 30, 2009, and September 30, 2009 to reflect certain non-cash charges relating to the revaluation of anti-dilutive warrants as a liability. The reclassification of expense and the resulting restatements do not affect the company’s previously reported revenue, Adjusted Net Income, net cash flow from operations or total cash and cash equivalents for the restated periods. The financial information within this press release reflects the restatements.
Conference Call Information:
Chairman and CEO Heath Clarke, President and COO Bruce Crair and CFO Brenda Agius will host a conference call today at 4:30 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-800-901-5213 or 1-617-786-2962, passcode # 46939033. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local.com website at: http://ir.local.com. Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents at: www.streetevents.com.
The replay can be accessed for approximately one week starting at 7:00 p.m. ET the day of the call by dialing 1-888-286-8010 or 1-617-801-6888, passcode # 10170755. A replay of the webcast will be available for approximately 90 days at the company’s website, starting approximately one hour after the completion of the call.
About Local.com®
Local.com (NASDAQ: LOCM) owns and operates a leading local search site and private label network in the United States. The company uses patented technologies to provide over 20 million consumers each month with relevant search results for local businesses, products and services on Local.com and over 700 regional media sites. Businesses can target ready-to-purchase consumers using a variety of advertising products. To advertise or for more information visit: www.local.com.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plan,’ ‘expect,’ ‘intend,’ ‘project,’ ‘feel’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, increase the number of businesses that purchase our subscription advertising and web-hosting products, expand our advertiser and distribution networks, operate as multiple business units, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q/A, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of “Adjusted Net Income (Loss)” which we define as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges, warrant revaluation charges and non-recurring items. Adjusted Net Income (Loss), as defined above, is not a measurement under GAAP. Adjusted Net Income (Loss) is reconciled to net income (loss) and net income (loss) per share which we believe are the most comparable GAAP measures. A reconciliation of net income (loss) to Adjusted Net Income (Loss) is set forth at the end of this press release.
Management believes that Adjusted Net Income (Loss) provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, warrant revaluation charges and non-recurring items which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted Net Income (Loss) in evaluating the overall performance of the company’s business operations.
A limitation of non-GAAP Adjusted Net Income (Loss) is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income (Loss) in conjunction with net income (loss) and net income (loss) per share measures. The company believes that Adjusted Net Income (Loss) provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP, it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.
# # #

Investor Relations Contact:
Brinlea C. Johnson
The Blueshirt Group
212-551-1453
brinlea@blueshirtgroup.com
Media Relations Contact:

Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com

LOCAL.COM CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	December 31,	December 31,
	2009	2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,080	$12,142
Restricted cash	35	31
Accounts receivable, net of allowances of $205 and $60, respectively	8,792	5,270
Prepaid expenses and other current assets	439	374

Total current assets	19,346	17,817

Property and equipment, net	2,270	1,073
Goodwill	13,231	13,231
Intangible assets, net	6,406	2,158
Long-term restricted cash	—	35
Deposits	—	12

Total assets	$41,253	$34,326

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,891	$5,608
Accrued compensation	1,112	545
Deferred rent	69	199
Warrant liability	3,727	—
Other accrued liabilities	876	564
Revolving line of credit	3,000	—
Deferred revenue	633	64

Total liabilities, all current	18,308	6,980

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 65,000 shares authorized; 14,523 and 14,446 issued and outstanding, respectively	—	—
Additional paid-in capital	81,968	85,141
Accumulated deficit	(59,023)	(57,795)

Stockholders’ equity	22,945	27,346

Total liabilities and stockholders’ equity	$41,253	$34,326

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenue	$16,364	$9,573	$56,282	$38,257

Operating Expenses:
Search serving	2,351	1,186	5,757	5,290
Sales and marketing	9,807	8,233	38,340	32,229
General and administrative	2,210	1,427	9,219	5,541
Research and development	988	713	3,543	3,071
Amortization of intangibles	723	200	2,524	999

Total operating expenses	16,079	11,759	59,383	47,130

Operating income (loss)	285	(2,186)	(3,101)	(8,873)

Interest and other income (expense), net	(13)	21	(27)	312
Revaluation of warrants	(573)	—	(2,981)	—

Loss before income taxes	(301)	(2,165)	(6,109)	(8,561)

Provision for income taxes	157	—	158	1

Net loss	$(458)	$(2,165)	$(6,267)	$(8,562)

Per share data:

Basic loss per share	$(0.03)	$(0.15)	$(0.44)	$(0.60)

Diluted net loss per share	$(0.03)	$(0.15)	$(0.44)	$(0.60)

Basic weighted average shares outstanding	14,454	14,446	14,388	14,313
Diluted weighted average shares outstanding	14,454	14,446	14,388	14,313
Supplemental Consolidated Statements of Operations Information
Stock-based Compensation Expense
(in thousands, except per share data)

	Three Months Ended
	December 31,		Year Ended December 31,
	2009	2008	2009	2008
Sales and marketing	$158	$195	$677	$887
General and administrative	388	329	1,295	1,248
Research and development	146	77	392	267

Total stock-based compensation expense	$692	$601	$2,364	$2,402

Basic and diluted net stock-based compensation expense per share	$0.05	$0.04	$0.16	$0.17

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Year Ended December 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(6,267)	$(8,562)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	3,258	1,812
Provision for doubtful accounts	175	49
Stock-based compensation expense	2,364	2,402
Revaluation of warrants	2,981	—
Changes in operating assets and liabilities:
Accounts receivable	(3,635)	(1,724)
Prepaid expenses and other	(53)	(49)
Accounts payable and accrued liabilities	4,032	1,921
Deferred revenue	569	(113)

Net cash provided by (used in) operating activities	3,424	(4,264)

Cash flows from investing activities:
Capital expenditures	(1,931)	(447)
Proceeds from sales of marketable securities	—	2,000
Decrease in restricted cash	31	30
Purchases of intangible assets	(6,834)	2

Net cash (used in) provided by investing activities	(8,734)	1,585

Cash flows from financing activities:
Proceeds from issuance of common stock:
Exercise of warrants	—	188
Exercise of options	591	397
Repurchases of common stock	(337)	—
Proceeds from revolving credit facility	3,000	—
Swing sale profit contribution	—	3
Payment of financing related costs	(6)	(25)

Net cash provided by financing activities	3,248	563

Net decrease in cash and cash equivalents	(2,062)	(2,116)
Cash and cash equivalents, beginning of period	12,142	14,258

Cash and cash equivalents, end of period	$10,080	$12,142

Supplemental Cash Flow Information:
Interest paid	$75	$—

Income taxes paid	$1	$1

LOCAL.COM CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(in thousands, except per share amounts)
(Unaudited)

	Q4 2009	Q3 2009	Q4 2008

Revenue	$16,364	$15,128	$9,573

GAAP net income (loss)	(458)	(1,387)	(2,165)

Less interest income and other, net	13	18	(21)
Plus provision for income taxes	157	—	—
Plus non-cash depreciation, amortization and stock compensation	1,685	1,511	935
Plus revaluation of warrants	573	1,175	—

Adjusted Net Income (Loss)	$1,970	$1,317	$(1,251)

GAAP net income (loss) per share	$(0.03)	$(0.10)	$(0.15)
Adjusted Net Income (Loss) per share *	$0.13	$0.09	$(0.09)

Basic weighted average shares	14,454	14,333	14,446
Diluted weighted average shares	15,512	14,796	14,446

Cash	$10,080	$7,153	$12,142

	Year ended	Year ended
	December 31,	December 31,
	2009	2008

Revenue	$56,282	$38,257

GAAP net loss	(6,267)	(8,562)

Less interest income and other, net	27	(312)
Plus provision for income taxes	158	1
Plus non-cash depreciation, amortization and stock compensation	5,622	4,214
Plus revaluation of warrants	2,981	—
Less non-recurring items	520	—

Adjusted Net Income (Loss) *	$3,041	$(4,659)

GAAP net loss per share	$(0.44)	$(0.60)
Adjusted Net Income (Loss) per share *	$0.21	$(0.33)

Basic weighted average shares	14,388	14,313
Diluted weighted average shares	14,714	14,313